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                                                                    EXHIBIT 23.2



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Women First HealthCare, Inc. for the registration of 5,214,973 shares of its common stock and to the incorporation by reference therein of our report dated February 26, 2001, with respect to the consolidated financial statements of Women First Healthcare, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                                       ERNST & YOUNG LLP



San Diego, California
August 31, 2001